UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 26, 2006
Affiliated Computer Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12665	51-0310342

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2828 North Haskell Avenue, Dallas, Texas 75204
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 841-6111
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Separation Agreement
Separation Agreement
Press Release

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 27, 2006, Affiliated Computer Services, Inc. (the “Company”) announced the completion of the Company’s internal investigation into its historical stock option practices and the actions it is taking in response to the findings of the investigation, including changes in its executive management.
Resignation of Mark A. King
On November 26, 2006, Mark A. King resigned as President, Chief Executive Officer and as a director of the Company. In connection therewith, on November 26, 2006 the Company and Mr. King entered into a separation agreement (the “King Agreement”). The King Agreement provides, among other things, that Mr. King will remain with the Company as an employee providing transitional services until June 30, 2007. In addition, under the terms of the King Agreement, unvested stock options have been terminated as of November 26, 2006, except that options that would have otherwise vested prior to August 31, 2007 will be permitted to vest on their regularly scheduled vesting dates provided that Mr. King does not materially breach certain specified provisions of the King Agreement. The exercise price of vested stock options will be increased to an amount determined by the Company in a manner consistent with the final determination of the review being performed by the Company in conjunction with the audit of the Company’s financial statements for the Company’s fiscal year ending June 30, 2006 and the exercise price of certain vested options will be further increased by the amount by which the aggregate exercise price of stock options previously exercised by Mr. King would have been increased had the stock options not been previously exercised. Vested options, if unexercised, will expire no later than June 30, 2008. The King Agreement also subjects Mr. King to non-competition and non-solicitation covenants until December 31, 2009. In addition, the King Agreement provides that Mr. King’s existing severance agreement with the Company is terminated, Mr. King’s salary will be reduced during the transition period and Mr. King will not be eligible to participate in any Company bonus plans, and Mr. King will be eligible to receive certain Company-provided health benefits through December 31, 2009. The preceding description of the material terms of the King Agreement is qualified in its entirety by the King Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.
Resignation of Warren D. Edwards
On November 26, 2006, Warren D. Edwards resigned as Executive Vice President and Chief Financial Officer of the Company. In connection therewith, on November 26, 2006 the Company and Mr. Edwards entered into a separation agreement (the “Edwards Agreement”). The Edwards Agreement provides, among other things, that Mr. Edwards will remain with the Company as an employee providing transitional services until June 30, 2007. In addition, under the terms of the Edwards Agreement, unvested stock options have been terminated as of November 26, 2006, except that options that would have otherwise vested prior to August 31, 2007 will be permitted to vest on their regularly scheduled vesting dates provided that Mr. Edwards does not materially breach certain specified provisions of the Edwards Agreement. The exercise price of vested stock options will be increased to an amount determined by the Company in a manner consistent with the final determination of the review being performed by the Company in conjunction with the audit of the Company’s financial statements for the Company’s fiscal year ending June 30, 2006. Vested options, if unexercised, will expire no later than June 30, 2008. The Edwards Agreement also subjects Mr. Edwards to non-competition and non-solicitation covenants until December 31, 2009. In addition, the Edwards Agreement provides that Mr. Edwards’ existing severance agreement with the Company is terminated, Mr. Edwards’ salary will be reduced during the transition period and Mr. Edwards will not be eligible to participate in any Company bonus plans, and Mr. Edwards will be eligible to receive certain Company-provided health benefits through December 31, 2009. The preceding description of the material terms of the Edwards Agreement is qualified in its entirety by the Edwards Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.
Appointment of Lynn Blodgett as President and Chief Executive Officer
Effective as of November 26, 2006, the Board of Directors appointed Lynn Blodgett, currently Chief Operating Officer, as President and Chief Executive Officer of the Company. Mr. Blodgett, age 52, was appointed as a director in September 2005 and has served as Executive Vice President and Chief Operating Officer since September 2005. Prior to that date he had served as Executive Vice President and Group President — Commercial Solutions since July 1999. From March 1990 until July 1999 Mr. Blodgett served as President of ACS Business Process Solutions, Inc. (formerly Unibase Technologies, Inc., an entity that the Company acquired in 1996).
As required to be disclosed pursuant to Item 404(a) of Regulation S-K, Thomas Blodgett, who is the brother of Lynn Blodgett, is employed as our Senior Vice President and Senior Managing Director - Shared Services for the Company's Commercial Solutions Group and earned $636,150 in base salary and bonus compensation during fiscal year 2006. Thomas Blodgett reports to Ann Vezina, Executive Vice President of the Company and Group President of the Company’s Commercial Solutions Group. Other than as described in the immediately preceding sentences, Lynn Blodgett has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Appointment of John H. Rexford as Chief Financial Officer and Director
Effective as of November 26, 2006, the Board of Directors appointed John H. Rexford, currently Executive Vice President, Corporate Development, as Chief Financial Officer of the Company, and elected Mr. Rexford as member of the Board of Directors. Mr. Rexford, age 49, has served as Executive Vice President, Corporate Development since March 2001. Prior to that date Mr. Rexford served as a Senior Vice President in our mergers and acquisitions area from November 1996 until March 2001. Mr. Rexford has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 27, 2006 the Company issued a press release relating to certain of these matters, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 8.01 Other Events.
On November 27, 2006, the Company announced the completion of its internal investigation into its historical stock option practices and the actions it is taking in response to the findings of the investigation, including changes in its executive management. In connection therewith, the Board of Directors today announced the following actions and decisions, some of which have already been implemented:
•	Each of Mr. King and Mr. Edwards resigned from all positions with the Company, effective immediately and subject to the transitional periods described under Item 5.02 above, and the Company and each of Mr. King and Mr. Edwards entered into the King Agreement and the Edwards Agreement, respectively.

•	The stock options held by the Company’s employees (other than Messrs. King and Edwards) will be adjusted as necessary, with the optionee’s consent, to avoid adverse tax consequences to the employee, and the Company will compensate such employees for any increase in exercise price resulting from the matters which were the subject of the internal investigation.

•	The stock options held by the Company’s non-employee directors will be adjusted so that the exercise price equals the fair market value of the Company’s stock on the proper measurement date, regardless of whether such adjustment is necessary to avoid adverse tax consequences to the director.

•	Another employee (not an “officer” as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934) will be reassigned and all of such employee’s stock options will be repriced so that the exercise price equals the fair market value of the Company’s stock on the proper measurement date, regardless of whether such adjustment is necessary to avoid adverse tax consequences to the employee.

•	The Company will consider whether to recover certain profits from Jeffrey Rich, former Chief Executive Officer of the Company, which relate to stock options awarded to Mr. Rich which the internal investigation concluded were awarded through a process in which favorable grant dates were selected after the fact.

•	The Company will implement a number of changes to its internal controls, including:
o	Designating internal legal and accounting staffs to oversee the documentation and accounting of all grants of stock options or restricted stock.

o	Monitoring industry and regulatory developments in stock option and restricted stock awards and implementing and maintaining best practices with respect to grants of stock options or restricted stock.

o	Adhering to the practice of making annual grants on a date certain and through board or committee meetings, and not through a written consent process. This change has already been implemented.
On November 27, 2006 the Company issued a press release relating to certain of these matters, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	King Agreement

10.2	Edwards Agreement

99.1	Press release issued by the Company on November 27, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 27, 2006

Affiliated Computer Services, Inc.
By:	/s/ William L. Deckelman, Jr.
	Name:	William L. Deckelman, Jr.
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	King Agreement

10.2	Edwards Agreement

99.1	Press release issued by the Company on November 27, 2006